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                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                   of the Securities and Exchange Act of 1934

   Check the Appropriate Box;

   [X]  Preliminary Information Statement

   [ ]  Confidential, for Use of the Commission Only
        (as permitted by Rule 14c-5(4)(2))

   [ ]  Definitive Information Statement

                           CASINOVATIONS INCORPORATED
                  (Name of Registrant as Specified in Charter)

   Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required

        Fee computed on table below per Exchange Act Rules 14c(g) and 0-11

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid.

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form Schedule or Registration No.:

        (3) Filing Party:

        (4) Date Filed:


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                           CASINOVATIONS INCORPORATED
                               6830 Spencer Street
                             Las Vegas, Nevada 89119


                              INFORMATION STATEMENT


             This information statement is furnished to holders of record of the common stock of Casinovations Incorporated, a Nevada corporation (the "Company"), in order to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C under the Exchange Act. The purpose of this information statement is to inform all stockholders of the approval of the amendment and restatement of the Company's Articles of Incorporation providing for a change in the corporate name from "Casinovations Incorporated" to "CVI Technology, Inc." This information statement was first mailed or delivered to you on or about April ___ , 2000.

             WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

             We are not seeking consent, authorization or proxies from you since the Company has obtained the written consent of certain stockholders holding a sufficient number of shares of the Company's common stock. The number of shares of the Company's common stock outstanding as of March 21, 2000, is 10,746,144 shares; the number of shares that voted to approve the aforementioned actions is 7,352,652, representing 68.42% of the outstanding shares of the Company. The Company proposes to file the amendment and restatement to the Company's Articles of Incorporation (the "Amended and Restated Articles") with the Nevada Secretary of State twenty days after the mailing date of this information statement, which the Company anticipates will be on or before April 30, 2000.

                            CHANGE OF CORPORATE NAME

             The Company's Board of Directors (the "Board") has approved a proposal to amend and restate the Company's Articles of Incorporation, herein incorporated by reference, such that the corporate name of the Company will change from "Casinovations Incorporated" to "CVI Technology, Inc." The purpose for the change of corporate name is to reflect the expansion of the Company's business to industries outside the gaming industry. The corporate name change will become effective upon the filing of the Amended and Restated Articles with the Nevada Secretary of State.

                             ADDITIONAL INFORMATION

             We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at "http:\\www.sec.gov."


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             We are "incorporating by reference" a form 8-K which the Company will file with the SEC within thirty days of the filing of this information statement. Incorporation by reference means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document.

             The Form 8-K which is incorporated by reference will contain the complete text of the Amended and Restated Articles, and we intend to file certain amended and restated Bylaws to grant broader discretion to the Board to set future meetings of stockholders. Once the Form 8-K is filed, any stockholder will be able to obtain copies of these documents by contacting the SEC, retrieving copies from the SEC's Internet World Wide Web site or by contacting us. You may obtain current documents mentioned in this information statement by requesting them in writing or by telephone to the following:

                                 CVI Technology, Inc.
                               6830 Spencer Street
                             Las Vegas, Nevada 89119
                                 (702) 733-7195

            Attention: Stacie L. Brown, Corporate Counsel & Secretary

             Documents which may be incorporated by reference after the date of this information statement are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this information statement. If you request documents from us, we will mail them to you by first class mail, or other equally prompt means within one business day of our receipt of your request.


                                            By order of the Board of Directors,

                                            /s/ Stacie L. Brown
                                            ---------------------------
                                            Stacie L. Brown, Secretary